SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Under Rule 14a-12

Voya Mutual Funds

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)	No fee required.
( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

( )	Fee paid previously with preliminary materials:
( )	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VOYA GLOBAL OPPORTUNITIES FUND

IMPORTANT NOTICE:

Special Meeting of Shareholders Adjourned

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund, which was considered at a Special Meeting of Shareholders of the fund on Thursday, October 23, 2014 at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034. The meeting has been adjourned until November 6, 2014 at 3:00 pm local time to allow shareholders more time to vote. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to www.proxyvote.com. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. A copy of the Proxy Statement/Prospectus is available at www.proxyvote.com/voya. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 1-866-704-4437. If possible, please vote using the online or touch-tone options listed above to ensure your vote is received in time for the adjourned meeting.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.